UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2007 (September 7, 2007)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 7, 2007, Gary L. Rhoads became Chief Accounting Officer of National Penn Bancshares, Inc. (“NPB”) and will no longer serve as NPB’s Chief Financial Officer. Gary, age 53, has served as NPB’s Chief Financial Officer since 2001.  Gary will continue to serve as National Penn Bank’s Chief Financial Officer.

Also effective on September 7, 2007, Michael R. Reinhard became NPB’s Chief Financial Officer.  Michael, age 50, has served as an NPB Group Executive Vice President since January 2004.  Prior thereto, Michael served as a National Penn Bank Executive Vice President from January 2002 to January 2004.

Effective on September 7, 2007, Michelle H. Debkowski, who is currently NPB’s Chief Accounting and Investor Relations Officer, was appointed Assistant Corporate Secretary of NPB.  Michelle will no longer serve as Chief Accounting Officer, but will continue with investor relations responsibilities and will have additional responsibilities in the office of the Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	September 10, 2007	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO